Exhibit 10.2

GUARANTY

Guaranty, dated as of October 14, 2021, by Vicarious Surgical Inc., a Delaware corporation with offices at 78 Fourth Avenue in Waltham, Massachusetts (“Guarantor”) to Fourth Avenue LLC, a Massachusetts limited liability company having offices at One Gateway Center, Newton, Massachusetts (“Landlord”). Fourth Avenue LLC is the landlord under a lease dated January 21, 2021 (as the same may be modified or amended from time to time, the “Lease”), whereby Landlord has leased premises in Landlord's buildings known as 78 Fourth Avenue and 62 Fourth Avenue in Waltham, Massachusetts (the “Premises”) to Vicarious Surgical US Inc. (“Tenant”).

NOW THEREFORE, in consideration of the premises and in consideration for, and as an inducement to Landlord to amend the Lease to include the building known as 62 Fourth Avenue in Waltham, Massachusetts, in the Premises, Guarantor agrees with Landlord as follows:

1.	Guarantor hereby unconditionally guarantees that all sums stated in the Lease to be payable by Tenant will be promptly paid in full when due, in accordance with the provisions thereof and that Tenant will perform and observe each and every covenant, agreement and condition in the Lease to be performed or observed by Tenant during the term thereof. Upon Tenant's failure to so pay, perform or observe, the Guarantor will promptly pay, perform or observe the same or cause the same promptly to be paid performed or observed, as the case may be, regardless of whether Landlord shall have taken any steps to enforce any rights against Tenant or Guarantor to collect such sums or to have such provisions performed or observed.

2.	The obligations and agreements of Guarantor hereunder shall in no way be affected, impaired or terminated by reason of the happening from time to time of any of the following notwithstanding the fact that some may be without notice to or the further consent of Guarantor:

●	the extension of the time for payment by Tenant or Guarantor of any sums owing or payable under the Lease or this Guaranty or the renewal of the Lease or any other indulgences to Tenant or by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by the relief of Tenant from any of Tenant's obligations under the Lease by operation of law or otherwise (including without implied limitation, the rejection or assignment of the Lease in connection with proceedings under bankruptcy laws now or hereafter enacted), irrespective of Landlord's consent or other action or inaction with respect to such relief;

●	any assignment of Tenant's leasehold interest under the Lease or any subletting of the Premises or any part thereof;

●	the modification or amendment of any of the obligations of Tenant or Guarantor under the Lease;

●	any failure or delay on the part of Landlord to enforce or exercise any right, power or remedy available to Landlord in the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form;

●	the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or any of its assets;

●	the transfer of title to the Premises by Landlord.

3.	The receipt by Landlord of rent with knowledge of the breach of any provision of the Lease or this Guaranty shall not be deemed a waiver of such breach.

4.	Notice of acceptance of this Guaranty and notice of any obligations or liabilities contracted or incurred by Tenant are hereby waived by Guarantor. In addition, Guarantor hereby waives notice, protest, demand of the acceptance of this Guaranty, all suretyship defenses and all defenses in the nature thereof.

5.	Guarantor acknowledges and agrees that this Guaranty and the obligations of the Guarantor hereunder shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

6.	Guarantor hereby irrevocably and unconditionally (a) submits to jurisdiction in the Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this Guaranty, and (b) waives any and all rights under the laws of any state (i) to the right, if any, to a trial by jury, (ii) to object to jurisdiction within the Commonwealth of Massachusetts, and (iii) to the right, if any, to claim or recover any special, exemplary, punitive or consequential damages or any damages other than actual damages. Guarantor agrees that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address set forth in this Guaranty, and service shall be complete five (5) days after the same shall be so mailed. Nothing contained herein, however, shall prevent Landlord from bringing any suit, action or proceeding or exercising any rights against any security or against the guarantor personally or against any property of the guarantor within any other state. Initiating such suit, action or proceeding or taking such action in any state shall in no event constitute a waiver of (x) the agreement contained in this Guaranty that the laws of the Commonwealth of Massachusetts shall govern the rights and obligations of Guarantor and Landlord under this Guaranty or (y) the submission in this Guaranty made by Guarantor to personal jurisdiction within the Commonwealth of Massachusetts.

7.	This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor and Landlord.

8.	It is agreed that the liabilities and obligations of Guarantor hereunder are primary and are enforceable either before, simultaneously with or after proceeding against Tenant and any other guarantor or against any property or security available to Landlord. The liability of the Guarantor shall be joint and several with Tenant and all other guarantors (if any), and may proceed against any or all of the undersigned without having commenced any action against or having obtained any judgment against Tenant.

9.	In addition to all other remedies Landlord may have against the undersigned and the obligation of the undersigned to Landlord, the undersigned shall reimburse Landlord for all costs incurred by Landlord in connection with the enforcement of this Guaranty or the Lease or a default under either including, without limitation, all costs of collection and reasonable attorneys' fees.

10.	No party liable under this Guaranty shall be entitled to rights of subrogation against any party or interest in the Lease before the full performance and observance of all covenants, conditions and agreements of the Lease.

11.	This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the date first above written.

VICarious Surgical Inc.

By	/s/ Adam Sachs
Name:	Adam Sachs
Title:	President & CEO, duly authorized